UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   October 23, 2007
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Applied Plaza, Cleveland, Ohio	44115

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:   (216) 426-4000.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On October 23, 2007, Applied Industrial Technologies, Inc. (“Applied”) issued an earnings release related to its first quarter ended September 30, 2007 and the text of that announcement is attached hereto as Exhibit 99. None of the contents of the earnings release should be deemed incorporated by reference into a Securities Act registration statement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Applied’s shareholders, on October 23, 2007, approved the 2007 Long-Term Performance Plan (the “2007 LTPP”) at the annual meeting of shareholders. The 2007 LTPP, which was attached as an appendix to Applied’s proxy statement dated September 7, 2007, is also attached hereto as Exhibit 10.
     Also on October 23, 2007, Applied’s Board of Directors elected Benjamin J. Mondics as Applied’s President & Chief Operating Officer effective January 1, 2008. Mr. Mondics is currently Executive Vice President & Chief Operating Officer. Bill L. Purser, Applied’s current President will retire at December 31, 2007. Applied had announced Mr. Purser’s retirement and the succession plan in January 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
          10 — 2007 Long-Term Performance Plan
          99 — Earnings release of Applied Industrial Technologies, Inc. dated October 23, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President-General Counsel & Secretary

Date: October 23, 2007

EXHIBIT INDEX

Exhibit No.	Description

10	2007 Long-Term Performance Plan

99	Earnings release of Applied Industrial Technologies, Inc. dated October 23, 2007